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Exhibit 99.2

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES

ACN: 091 850 225

FINANCIAL REPORT

FOR THE YEAR ENDED 30 JUNE 2004

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

DIRECTORS' REPORT

        The directors present their report together with the financial statements of Decide Holdings Pty Limited ("the Company") and the consolidated accounts of the consolidated entity, being the Company and its controlled entities, for the year ended 30 June 2004 and the auditors' report thereon.

Directors

        The directors of the Company in office at the date of this report are:

        Paul McCarney
        Paul Ford
        Carolyn Batterton
        John Lentell
        David Turner

Principal activities

        The principal activities of the consolidated entity during the course of the financial year were to provide technology tools and expertise to assist advertisers to maximise the return of their investments in paid search engine marketing.

        No significant changes in the nature of these activities occurred during the year.

Review of Operations

        During the year the company continued to engage in its principle activity, the results of which are discussed in the attached financial statements.

Consolidated results

        The consolidated operating profit/(loss) after income tax benefit of the consolidated entity during the financial year amounted to $925,683 (2003: ($500,555)).

Dividends

        No dividends have been paid during the financial year.

Share Options

        No options to acquire shares in Decide Holdings Pty Limited have been granted during the financial year.

        At the date of this report, the unissued ordinary shares of Decide Holdings Pty Limited under option are as follows:

Grant Date	Date of Expiry	Exercise Price	Number Under Option
12 March 2002	31 December 2004	$0.500	72,000
12 March 2002	31 December 2004	$0.540	352,941
12 March 2002	31 December 2004	$0.773	352,941
12 March 2002	31 December 2004	$0.986	352,941

			1,130,823

Directors' and Officers indemnification

        The company has not, during or since the financial year, in respect of any person who is or has been an officer of the company or a related body corporate, indemnified or made any relevant agreement for indemnifying against a liability incurred as an officer, including costs and expenses in successfully defending legal proceedings.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

DIRECTORS' REPORT (cont'd)

Directors' benefits

        Since the end of the previous financial year no director of the Company has received or become entitled to receive any benefit (other than a benefit included in the aggregate amount of remuneration received, or due and receivable, by directors shown in the consolidated accounts in Note 5 and benefits disclosed in Note 27) because of a contract made by the Company, its controlled entities or a related body corporate with a director or with a firm of which a director is a member, or with an entity in which the director has a substantial interest.

Future Development

        Likely developments in the operations of the consolidated entity and the expected results of those operations in future financial years have not been included in this report as the inclusion of such information is likely to result in unreasonable prejudice to the economic entity.

Events Subsequent to Balance Date

        No matters or circumstances have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the economic entity, the results of those operations, or the economic entity in future years.

Proceeding on behalf of the Company

        No person has applied to the court under section 237 of the Corporations Act 2001 for leave to bring proceedings on behalf of the company, or to intervene in any proceedings to which the company is a party, for the purpose of taking responsibility on behalf of the company for all part of those proceedings.

Signed in accordance with a resolution of the directors.
On behalf of the Directors
/s/ ILLEGIBLE Director
Dated at Sydney this 13th day of August 2004

Chartered Accountants & Advisers	Level 19, 2 Market Street Sydney NSW 2000 GPO Box 2551 Sydney NSW 2001 Tel. +61 2 9286 5555 Fax +61 2 9286 5599 Email: bdosyd@bdosyd.com.au www.bdo.com.au

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF
DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES

Scope

The Financial Report and Directors' Responsibility

        The financial report comprises the statement of financial position, statement of financial performance, statement of cash flows, accompanying notes to the financial statements (incorporating Notes 1 to 30), and the directors' declaration for both Decide Holdings Pty Limited and its Controlled Entities, for the year ended 30 June 2004. The consolidated entity comprises both the company and the entities it controlled during that year.

        The directors of the company are responsible for the preparation and true and fair presentation of the financial report in accordance with the Corporations Act 2001. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

Audit Approach

        We have conducted an independent audit in order to express an opinion to the members of the company. Our audit was conducted in accordance with Australian Auditing Standards in order to provide reasonable assurance as to whether the financial report is free of material misstatement. The nature of an audit is influenced by factors such as the use of professional judgment, selective testing, the inherent limitations of internal control, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

        We performed procedures to assess whether in all material respects the financial report presents fairly, in accordance with the Corporations Act 2001, including compliance with Accounting Standards and other mandatory financial reporting requirements in Australia, a view which is consistent with our understanding of the company's and the consolidated entity's financial position, and of their performance as represented by the results of their operations and cash flows.

        We formed our audit opinion on the basis of these procedures, which included:

  •
  examining, on a test basis, information to provide evidence supporting the amounts and disclosures in the financial report, and

  •
  assessing the appropriateness of the accounting policies and disclosures used and the reasonableness of significant accounting estimates made by the directors.

        While we considered the effectiveness of management's internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.

Independence

        In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

Audit Opinion

        In our opinion, the financial report of Decide Holdings Pty Limited and its Controlled Entities is in accordance with:

  (a)
  the Corporations Act 2001, including:

  (i)
  giving a true and fair view of the company's and consolidated entity's financial position as at 30 June 2004 and of its performance for the year ended on that date; and

  (ii)
  complying with Accounting Standards in Australia and the Corporations Regulations 2001; and

  (b)
  other mandatory financial reporting requirements in Australia.

/s/ BDO BDO Chartered Accountants
/s/ IAN K FERGUSSON IAN K FERGUSSON Partner

        Signed at Sydney this 13th day of August 2004

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

DIRECTORS' DECLARATION

        In the opinion of the directors of Decide Holdings Pty Limited:

  (a)
  the financial statements, comprising the Statements of Financial Performance, Position and Cashflows and accompanying notes, are in accordance with the Corporations Act 2001 and:

  (i)
  give a true and fair view of the financial position of the Company and the consolidated entity as at 30 June 2004 and the performance as represented by the results of their operations and their cash flows for the financial year ended on that date; and

  (ii)
  comply with Accounting Standards and the Corporations Regulations, 2001

  (b)
  there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

        This declaration is made in accordance with a resolution of the Board of Directors and is signed for and on behalf of the directors by:

/s/ (ILLEGIBLE) Director

Dated at Sydney this 13th day of August 2004

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

STATEMENT OF FINANCIAL PERFORMANCE FOR THE YEAR ENDED 30 JUNE 2004

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
Revenue from ordinary activities	2	11,710,331	6,448,857	2,932	2,782
Employee benefit expense		(2,753,739)	(2,395,122)	—	—
Cost of sales		(5,687,625)	(2,708,403)	—	—
Depreciation amortisation expense	3	(375,880)	(206,870)	—	—
Borrowing cost expense	3	(25,906)	(40,275)	(2,932)	(2,782)
Bad debts expense	3	(87,354)	(233,950)	—	—
Occupancy costs		(430,898)	(304,598)	—	—
Commission and consultancy costs		(270,839)	(604,883)	—	—
Travel expenses		(293,568)	(229,952)	—	—
Other expenses from ordinary activities		(432,192)	(259,421)	—	—

Profit/(loss) from ordinary activities before income tax expense		1,344,910	(569,841)	—	—
Income tax (expense)/benefit	4	(419,227)	69,286	—	—

Profit/(loss) from ordinary activities after income tax expense		925,683	(500,555)	—	—

Net Profit/(loss)		925,683	(500,555)	—	—

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

STATEMENT OF FINANCIAL POSITION AS AT 30 JUNE 2004

			Consolidated Entity		Parent Entity
	Note		2004 $	2003 $	2004 $	2003 $
CURRENT ASSETS
Cash assets	7		174,338	138,154	120	120
Receivables	9		2,415,664	619,345	60,441	59,005
Other	10		104,325	35,120	—	—

TOTAL CURRENT ASSETS			2,694,327	792,619	60,561	59,125

NON-CURRENT ASSETS
Other financial assets	11		—	—	451,515	450,107
Property, plant & equipment	13		813,460	579,196	—	—
Tax assets	14		251,778	163,667	—	—
Intangible assets	15		259,346	293,174	—	—

TOTAL NON-CURRENT ASSETS			1,324,584	1,036,037	451,515	450,107

TOTAL ASSETS			4,018,911	1,828,656	512,076	509,232

CURRENT LIABILITIES
Payables	16		2,755,578	2,005,597	8,192	5,354
Deferred Revenue	17		490,985	490,744	—	—
Interest-bearing liabilities	18		47,016	78,772	22,758	53,758
Tax liabilities	19		340,201	(168,401)	—	—
Provisions	20		111,215	54,811	—	—

TOTAL CURRENT LIABILITIES			3,744,995	2,461,523	30,950	59,112

NON-CURRENT LIABILITIES
Interest-bearing liabilities	18		40,656	60,101	—	—
Tax liabilities	19		2,977	4,241	—	—
Provisions	20		7,450	—	—	—

TOTAL NON-CURRENT LIABILITIES			51,083	64,342	—	—

TOTAL LIABILITIES			3,796,078	2,525,865	30,950	59,112

NET ASSETS			222,833	(697,209)	481,126	450,120

EQUITY
Contributed equity	21		481,126	450,120	481,126	450,120
Reserves	22(a	)	29,237	65,884	—	—
Retained profits	22(b	)	(287,530)	(1,213,213)	—	—

TOTAL EQUITY			222,833	(697,209)	481,126	450,120

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

STATEMENT OF CASHFLOWS FOR THE YEAR ENDED 30 JUNE 2004

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
Cash flows From Operating Activities:
Receipts from customers		9,832,661	6,929,624	—	—
Payments to suppliers and employees		(9,144,340)	(7,088,052)	—	—
Interest received		6,927	5,833	—	—
Interest and other costs of finance paid		(25,906)	(40,275)	—	—

Net Cash provided by/(used in) operating activities	8(b)	669,342	(192,870)	—	—

Cash flows From Investing Activities:
Payment for property, plant and equipment		(575,736)	(484,114)	—	—

Net cash (used in)/provided by investing activities		(575,736)	(484,114)	—	—

Cash flows From Financing Activities:
Proceeds from issue of shares		6	—	—	—
Other-lease payments		(20,201)	(14,097)	—	—

Net cash provided by/(used in) financing activities		(20,195)	(14,097)		—

Net (decrease)/increase in cash		73,411	(691,081)	—	—
Cash at the beginning of the financial period		138,154	763,351	120	120
Effect of exchange rates on cash balances in foreign currencies		(37,227)	65,884	—	—

Cash at the end of the financial period	8(a)	174,338	138,154	120	120

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES

(a)
Basis of preparation

  The financial statements form a general-purpose financial report prepared in accordance with the requirements of Australian Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

  The financial statements have been prepared on the basis of historical costs and do not take into account changing money values except for current valuations of non-current assets. The concept of accrual accounting has been adopted in the preparation of the financial statements. The accounting policies have been consistently applied, unless otherwise stated.

(b)
Principles of Consolidation

  The consolidated accounts comprise the accounts of Decide Holdings Pty Limited and all of its controlled entities. A controlled entity is any entity controlled by Decide Holdings Pty Limited. Control exists where Decide Holdings Pty Limited has the ability to dominate the decision making in relation to the financial and operating policies of another entity so that the other entity operates with Decide Holdings Pty Limited to achieve the objectives of Decide Holdings Pty Limited. A list of controlled entities is contained within Note 12 to the accounts.

  All inter-company balances and transactions between entities in the consolidated entity including any unrealised profits or losses have been eliminated on consolidation.

  Where controlled entities have entered or left the consolidated entity during the year, their operating results have been included from the date control was obtained or until the date control ceased.

(c)
Revenue Recognition

  Sale Revenue

  Sales revenue comprises revenue earned (net of returns, discounts and allowances) from the provision of services to entities outside the consolidated entity.

  Sales revenue is recognised when the services are provided.

  Interest Income

  Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.

(d)
Foreign Currency Transactions and Balances

  Transactions

  Foreign currency transactions during the period are converted to Australian currency at the rates of exchange applicable at the dates of the transactions. Amounts receivable and payable at balance date are converted at the rates of exchange ruling at that date. The gains or losses from conversion of short-term assets and liabilities, whether realised or unrealised, are included in operating profit before income tax as they arise.

  Foreign Controlled Entity

  The assets and liabilities of the foreign controlled entities which are self sustaining are translated at year-end rates and operating results are translated at a weighted average rate for the year. Gains and losses arising on translation are taken directly to the foreign currency translation reserve.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(e)
Income Tax

  The consolidated entity adopts the liability method of tax effect accounting whereby the income tax expense shown in the Statement of Financial Performance is based on the operating profit before income tax adjusted for any permanent differences.

  Timing differences which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income are brought to account either as a provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

  Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefits.

  The consolidated entity is currently in the process of evaluating the effects of the recently introduced Tax Consolidation legislation on the tax affairs of the group. As at reporting date, no formal decision had been made by the consolidated entity about whether it would or would not enter into tax consolidation.

(f)
Receivables

  Trade Debtors

  Trade debtors are recognised when the goods are provided or when the fee in respect of services provided is receivable. Trade debtors to be settled within 30 days are carried at amounts due. Collectability of overdue accounts is assessed at balance date and specific provision is made for all doubtful accounts.

(g)
Acquisition of Assets

  Acquisition of property, plant and equipment are initially recorded at cost and depreciated as outlined below

(h)
Revaluations of Non-Current Assets

  All items of property, plant and equipment are carried at the lower of cost less accumulated depreciation or their recoverable amount.

  Revaluation increments are credited directly to the asset revaluation reserve, except that, to the extent that an increment reverses a revaluation decrement in respect of that class of asset previously recognised as an expense in the net profit or loss, the increment is recognised immediately as revenue in the Statement of Financial Performance.

  Revaluation decrements are recognised immediately as expenses in the Statement of Financial Performance, except that, to the extent that a credit balance exists in the asset revaluation reserve in respect of the same class of assets, they are debited to the asset revaluation reserve.

  Revaluation increments and decrements are offset against one another within a class of non-current assets but not otherwise.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(i)
Depreciation of Property, Plant and Equipment

  The depreciable amount of all fixed assets including buildings and capitalised leased assets, but excluding freehold land, are depreciated/amortised on a straight line basis over their estimated useful lives to the consolidated entity commencing from the time the asset is held ready for use.

  The depreciation rates used for each class of depreciable assets are:

Class Of Fixed Asset	Depreciation Rate
-Motor vehicle, plant and office equipment	5% to 33%
-Software Development	40%
(j)
Leased Non-Current Assets

  Leases of plant and equipment where substantially all the risks and benefits incidental to ownership of the asset, but not the legal ownership, are transferred to entities within the consolidated entity are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Contingent rentals are written off as an expense of the accounting period in which they are incurred. Leased assets are amortised on a straight line basis over their estimated useful lives, where it is likely that the consolidated entity will obtain ownership of the asset, or over the term of the lease. Lease liabilities are reduced by repayment of principal. The interest components of the lease payments are charged to the Statement of Financial Performance.

  Lease payments for operating leases are charged against the Statement of Financial Performance in equal installments over the accounting periods covered by lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset.

(k)
Recoverable Amount of Non-Current Assets

  The carrying amount of non-current assets are reviewed to determine whether they are in excess of their recoverable amount at balance date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts of non-current assets the relevant cash flows have not been discounted to their present value, except where specifically stated.

(l)
Investments

  Controlled Entities

  Investment in controlled entities are carried in the Company's accounts at the lower of cost and recoverable amount. Dividend and distributions are brought to account in the Statement of Financial Performance when they are proposed by the controlled entities.

(m)
Intangibles

  Goodwill

  Where an entity or operation is acquired, the identifiable net assets are measured at fair value. The excess of the purchase consideration over the fair value of the identifiable net assets acquired, including any liability for restructuring costs, is brought to account as goodwill and amortised on a straight line basis over 10 years, being the period the benefits are expected to arise.

  The unamortised balance of goodwill is reviewed at least at each reporting date. Where the balance exceeds the value of expected future benefits, the difference is charged to the Statement of Financial Performance.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(n)
Accounts Payable

  Liabilities are recognised for amounts to be paid in the future for goods or services rendered, whether or not billed to the Company or consolidated entity. The amounts are unsecured and are normally settled within 30 days.

(o)
Interest-Bearing Liabilities

  Bank Loans, commercial bills and other loans are carried in the Statement of Financial Position at their principal amount. Interest expense is accrued at the contracted rate and included in "Other creditors and accruals".

(p)
Employee Benefits

  Wages Salaries and Annual Leave

  Provision is made for the company's liability for employee benefits arising from services rendered by employees to balance date. Employee benefits expected to be settled within one year together with entitlements arising from wages and salaries, annual leave and sick leave which will be settled after one year, have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Other employee benefits payable later than one year have been measured at the present value of the estimated future cashflows to be made for those benefits.

  Long Service Leave

  The liability for employee benefits to long service leave represents the present value of the estimated future cash outflows to be made by the employer resulting from employees' services provided up to the balance date.

  Liabilities for employee benefits, which are not expected to be settled within twelve months, are discounted using the rates attaching to federal government securities at balance date, which closely match the terms of maturity of related liabilities.

  In determining the liability for employment benefits, consideration has been given to future increases in wage and salary rates, and the consolidated entity's experience with staff departures. Related on-costs have also been included in the liability.

  Superannuation Plan

  The Company and other controlled entities contribute to several defined contribution superannuation plans. Contributions are charged against income as they are made.

  Bonuses

  Bonuses are recognised on a cash basis when paid.

(q)
Cash

  For the purposes of the Statement of Cash Flows, cash includes cash on hand and in banks, deposits at call and money market investments which are readily convertible into cash.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(r)
Segment Reporting

  Segment revenues and expenses are those directly attributable to the segments. Segment assets include all assets used by a segment and consist principally of cash, receivables, inventories, intangibles and property, plant and equipment, net of allowances and accumulated depreciation and amortisation. While most such assets can be directly attributable to individual segments, the carrying amount of certain assets used jointly by two or more segments is allocated to the segments on a reasonable basis. Segment liabilities consist principally of accounts payable, employee entitlements, accrued expenses, provisions and borrowings.

  Intersegment Transfers

  Segment revenues, expenses and result include transfers between segments. The prices charged on intersegment transactions are the same as those charged for similar goods to parties outside of the economic entity at an arm's length. These transfers are eliminated on consolidation.

  Geographical Segment

  The consolidated entity's business segments are located in Australia, and the United Kingdom.

(s)
Comparative Information

  Where required by Accounting Standards, comparative figures have been adjusted to conform with changes in presentation for the current financial year.

(t)
Deferred Revenue

  The consolidated group receives payment from customers for services to be provided after balance date. At the end of the financial year, the total amount of customer payments received for services in the next financial year has been brought to account as deferred revenue and separately disclosed in Note 17 of the accounts.

(u)
Software Development

  Software development costs when it is more than probable that the future economic benefits from that asset will eventuate over a number of years, are capitalised in the Statement of Financial Position and amortised as disclosed in Note 1 (i).

(v)
Australian Equivalents to International Financial Reporting Standards

  For years ending on or after 30 June 2006, all general purpose financial reports prepared in accordance with the requirements of Chapter 2M of the Corporations Act will be required to comply with Australian equivalents to International Financial Reporting Standards (IFRSs) instead of Australian Accounting Standards presently on issue. Comparative financial statements must also be presented in accordance with Australian equivalents to IFRSs for the year ending 30 June 2005.

  The Fund's transition project to is comprised primarily of the following phases:

  (a)
  Assessment phase

    In order to facilitate the transition process, the Group in conjunction with its external advisers has undertaken an overview evaluation of the key impacts of the conversion to international accounting standards. The evaluation has considered the impact on accounting and reporting policies, systems and processes as required and staff.

    The key differences in the Group's accounting policies expected to arise from the conversion to international accounting standards have been noted in the following areas:

    (i) Goodwill

    Goodwill acquired in a business combination, such as the Group's acquisition of Babela, will not require amortisation, but instead be subject to impairment testing at least annually. If there is any impairment, it will be recognised immediately in the statement of financial performance. This will result in lower amortisation expenses, and therefore higher earnings on an annual basis, but increased volatility of results in the event of impairment.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(w)
Australian Equivalents to International Financial Reporting Standards

(a)
Assessment phase (cont'd)

    (ii) Impairment of Assets

    The Group currently assesses the amount of impairment of assets by determining the recoverable amount on the basis of undiscounted cash flows. Under Australian equivalents to IFRSs, the Group will be required to determine the recoverable amount as the higher of fair value less costs to sell and value in use (which is determined using discounted cash flows). It is likely that this change in policy and basis for calculation will lead to more impairment losses being recognised and therefore greater volatility in future earnings. It is also likely that when discounting is initially applied on transition at 1 July 2004, impairment losses may need to be recognised on a large number of assets, resulting in a negative impact on opening balances of retained earnings at that date.

    (iii) Presentation Currency

    The Group is currently required to present the financial statements in Australian currency. Under Australian equivalents to IFRSs the Group may select a presentation currency other than Australian currency.

    (iv) Non-Current Investments (Shares in Unlisted Subsidiaries)

    Currently the group measures non-current investments at cost, with an annual review by directors to ensure that their carrying amounts are not in excess of their recoverable amount. Under Australian equivalents to IFRSs, these investments are not classified as held for sale and as such will be measured by the parent entity at cost with impairment tests performed when indicators of impairment are identified in accordance with AASB 136 Impairment of Assets. Initial impairment adjustments may arise because of the requirement to discount cash flows and these would have a negative impact on opening balances of retained earnings as at 1 July 2004.

    (vii) Taxation

    A "balance sheet" approach will be adopted under Australian equivalents to IFRSs, replacing the "statement of financial performance" approach currently used by Australian companies. The "balance sheet" method recognises deferred tax balances when there is a difference between the carrying value of an asset or liability, and its tax base. Any initial adjustments to calculate deferred tax assets and liability balances on transition using the new basis will be made through opening balances of retained earnings at 1 July 2004. Deferred tax asset and liability balances at 1 July 2004 can only be calculated once all other opening balance sheet amounts at have been finalised at that date.

    The Group considers the assessment phase to be complete in most respects as at 30 June 2004.

    (viii) Translation of Foreign Subsidiaries

    The Group currently translates the accounts of foreign subsidiaries using the current rate method for self-sustaining operations. Australian equivalents to IFRSs do not distinguish between integrated and self-sustaining foreign operations and all investments in a foreign subsidiary with a functional currency different to the group's presentation currency will be translated using the closing rate. This is not expected to result in any significant effects on the Group's results going forward.

    When the foreign subsidiary is disposed of, Australian equivalents to IFRSs require any balance in equity resulting from translation differences to be transferred to profit or loss in the period of sale. As a result, net profit will increase during periods when disposals of foreign operations/subsidiaries occur. Balances of translation differences in equity will be reset to zero at 1 July 2004 with the initial adjustment being processed via opening balances of retained earnings at that date.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 1:    STATEMENT OF ACCOUNTING POLICIES (cont'd)

(w)
Australian Equivalents to International Financial Reporting Standards

(b)
Design Phase

    More detailed training will be undertaken by accounting staff on Australian equivalents to IFRS impacting the key accounting policy changes detailed above. The Design Phase also involves a more detailed analysis (than merely of key accounting policy differences) of measurement and disclosure impacts and preparatory work on revised statutory reporting templates. To ensure that quantitative information is available for AASB 1047 disclosures required at 30 June 2005, decisions will be taken on exemptions and options provided in AASB 1 "First Time Adoption of Australian equivalents to IFRSs".

    This phase has commenced and is due for completion by 30 June 2005.

  (c)
  Implementation Phase

    During this phase, changes required to accounting and reporting systems will be finalised and tested.

    This phase is expected to be completed by 31 December 2005.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 2    REVENUES

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
Revenue from operating activities:
Services		11,563,374	5,409,814	—	—

		11,563,374	5,409,814	—	—

Revenue from non-operating activities:
Interest	3 (b)	6,927	8,298	2,932	2,782

Other	3 (c)	140,030	1,030,745	—	—

		146,957	1,039,043	2,932	2,782

Total revenue		11,710,331	6,448,857	2,932	2,782

NOTE 3    OPERATING PROFIT

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(a) Charging as an expense
Interest paid/payable to:
—other persons		19,942	32,238	2,932	2,782

		19,942	32,238	2,932	2,782
Finance lease charges		5,964	8,037	—	—

Total borrowing costs		25,906	40,275	2,932	2,782

Depreciation of non-current assets
—property, plant and equipment		325,446	155,351	—	—
—leased plant and equipment		16,606	17,691	—	—

Total depreciation		342,052	173,042	—	—

Amortisation of non-current assets
—goodwill		33,828	33,828	—	—

Total amortisation		33,828	33,828	—	—

Other provisions/allowances
—employee entitlement		63,764	25,450	—	—

Total other provisions		63,764	25,450	—	—

Net bad and doubtful debts expense		87,354	233,950	—	—

Rental expense on operating leases		104,262	91,788	—	—

Foreign currency translation losses		29,237	65,884	—	—

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 3    OPERATING PROFIT (cont'd)

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(b) Crediting as income
Interest revenue from:
—other persons		6,927	8,298	2,932	2,782

		6,927	8,298	2,932	2,782

(c) Individually Significant Items
Provision for Commission Expense		—	—	—	—
Reversal of Provision for Commission		—	(930,636)	—	—

NOTE 4    INCOME TAX

			Consolidated Entity		Parent Entity
		Note	2004	2003	2004	2003
			$	$	$	$
(a)	The prima facie tax on profit/(loss) from ordinary activities before income tax is reconciled to the income tax as follows:
	Prima facie tax benefit on proft/(loss) from ordinary activities before income tax calculated @30% (2003: 30%)		403,473	(170,952)	—	—
	Tax effect of:
	—non-deductible amortisation of goodwill & licenses		10,148	10,148	—	—
	—other non deductible expenses		5,606	3,118	—	—
	—tax losses not brought to account		—	88,400	—	—

	Income tax expense/(benefit) attributable to profit from ordinary activities before income tax		419,227	(69,286)	—	—

	Income tax expense/(benefit) attributable to controlled entities		419,227	(69,286)	—	—

	Income tax expense/benefit attributable to parent entity		—	—	—	—

NOTE 5    REMUNERATION AND RETIREMENT BENEFITS

			Consolidated Entity		Parent Entity
		Note	2004	2003	2004	2003
			$	$	$	$
(a)	Directors Remuneration
	Income paid or payable to all directors of each entity in the consolidated entity by the entities of which they are directors and any related parties.		100,000	100,000	—	—

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTE 5    REMUNERATION AND RETIREMENT BENEFITS (cont'd)

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
Directors Remuneration
Income paid or payable to all directors of the parent entity by the parent entity and any related parties			100,000	100,000

Number of directors whose income from the parent entity and any related parties was within the following bands:
			No.	No.
$0–$9,999			4	4
$100,000–$109,999			1	1

NOTE 6    REMUNERATION OF AUDITORS

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
Remuneration of the auditor for:
—audit of 2003 accounts	40,000	—	—	—
—audit of 2004 accounts	40,000	—	—	—
—other services		57,940	—	—

		57,940	—	—

NOTE 7    CASH ASSETS

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
Cash on hand	843	570	120	120
Cash at bank	173,495	137,584	—	—

	174,338	138,154	120	120

The cash at bank is bearing floating interest rates between 0.01% and 4.00% (2003: 0.01% and 4.00%)

NOTE 8    RECONCILIATION OF CASH

		Consolidated Entity		Parent Entity
		2004	2003	2004	2003
		$	$	$	$
(a)	Cash at the end of the financial period as shown in the Statement of Cash flows is reconciled to the related items in the Statement of Financial Position as follows:
	Cash on hand	843	570	120	120
	Cash at bank	173,495	137,584	—	—

	Balance per Statement of Cash flows	174,338	138,154	120	120

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTE 8    RECONCILIATION OF CASH (cont'd)

		Consolidated Entity		Parent Entity
		2004	2003	2004	2003
		$	$	$	$
(b)	Reconciliation of cash flow from operations with operating profit after income tax
	Operating (loss) after Income Tax	925,683	(500,555)	—	—
	Amortisation	33,828	33,828	—	—
	Depreciation	342,052	173,042	—	—
	Interest not received in cash	—	(2,465)	—	—
	Changes in assets and liabilities:
	(Increase)/decrease in trade & term debtors	(1,865,524)	242,222	—	—
	Increase/(decrease) in tax liabilities	419,227	(69,286)	—	—
	Increase/(decrease) in provisions	63,854	30,157	—	—
	Increase/(decrease) in trade creditors and accruals	750,222	(99,813)	—	—

	Cash Flows from operations	669,342	(192,870)	—	—

(c)	Credit standby arrangements with banks
	Credit facility	—	30,000	—	—
	Amount utilised	—	—	—	—
	Unused credit facility	—	(30,000)	—	—

		—	—	—	—

  Lease Liabilities

  Lease Liabilities are effectively secured as the rights to the leased assets recognised in the financial statements revert to the lessor in the event of default.

  Lease contract periods will terminate within five years. Interest rates are fixed at inception of each contract and are charged at between 7.8 and 11.4%.

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 9 RECEIVABLES

	Consolidated Entity			Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
CURRENT
Trade debtors		2,220,512	532,664	—	—
Allowance for doubtful debts		(88,665)	(14,000)	—	—

		2,131,847	518,664	—	—

Other debtors		283,817	100,681	—	—

Amounts receivable from:
—Wholly-owned subsidiaries		—	—	60,441	59,005

		—	—	60,441	59,005

Total Current Receivables		2,415,664	619,345	60,441	59,005

Note: Further information regarding related party receivables is set out in Note 27.

Other debtors

These amounts generally arise from transactions outside the usual operating activities of the consolidated entity.

NOTE 10 PREPAYMENTS

	Consolidated Entity			Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
Prepayments		104,325	35,120	—	—

NOTE 11 OTHER FINANCIAL ASSETS

	Consolidated Entity				Parent Entity
	Note		2004 $	2003 $	2004 $	2003 $
NON-CURRENT
Shares in subsidiaries
—unlisted	12 (a	)	—	—	451,515	450,107

Total Non-Current Other Financial Assets			—	—	451,515	450,107

NOTE 12 INVESTMENTS IN CONTROLLED ENTITIES

(a) INVESTMENTS IN SUBSIDIARIES

			Equity Holding		Cost of Parent Entity's Investment
Name of entity	Country of incorporation	Class of shares	2004%	2003%	2004 $	2003 $
Decide Interactive Pty Limited	Australia	Ordinary	100	100	100	100
Adult Search Solutions Pty Limited	Australia	Ordinary	100	100	1	1
Babela Pty Limited	Australia	Ordinary	100	100	450,000	450,000
Decide Interactive Limited	England	Ordinary	100	100	3	3
Adult Search Solutions Limited	England	Ordinary	100	100	3	3
Decide Interactive Incorporated	USA	Ordinary	100	—	1,408	—

					451,515	450,107

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 13 PROPERTY, PLANT AND EQUIPMENT

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
Plant and Equipment
Plant and Equipment At Cost		357,460	267,876	—	—
Accumulated depreciation		(223,397)	(122,965)	—	—

		134,063	144,911	—	—

Software Development at Cost		924,736	438,584	—	—
Accumulated depreciation		(306,945)	(82,565)	—	—

		617,791	356,019	—	—

Leased Assets at Cost		114,204	114,204	—	—
Accumulated amortisation		(52,598)	(35,938)	—	—

		61,606	78,266	—	—

Total Plant and Equipment		813,460	579,196	—	—

(a) Movements in Property, Plant and Equipment

	Plant and Equipment	Software Development	Leased Assets	Total
Written down value as at beginning of year	144,911	356,019	78,266	579,196
Additions	89,584	486,152	—	575,736
Disposals	—	—	—	—
Depreciation/amortisation charge	(101,012)	(224,380)	(16,660)	(342,052)
Foreign currency exchange differences	580	—	—	580

Written down value as at end of year	134,063	617,791	61,606	813,460

NOTE 14 TAX ASSETS

			Consolidated Entity		Parent Entity
	Note		2004 $	2003 $	2004 $	2003 $
NON CURRENT
Future Income Tax Benefit	(a	)	251,778	163,667	—	—

(a) The future income tax benefit is made up of the following estimated tax benefits:
—timing differences			251,778	163,667	—	—

Potential future income tax benefits regarding losses not brought to account			—	88,400	—	—

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 15 INTANGIBLE ASSETS

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
Goodwill at cost		338,278	338,278	—	—
Less accumulated amortization		(78,932)	(45,104)	—	—

		259,346	293,174	—	—

NOTE 16 PAYABLES

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
CURRENT
Unsecured liabilities:
Trade creditors		1,714,780	874,065	—	—
Other creditors		855,231	984,241	8,085	5,247

		2,570,011	1,858,306	8,085	5,247

Amounts payable to:
—Wholly owned subsidiaries		—	—	107	107
—Other related corporations		185,567	147,291	—	—

Total current payables		2,755,578	2,005,597	8,192	5,354

NOTE 17 DEFERRED REVENUE

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
Deferred Revenue		490,985	490,744	—	—

NOTE 18 INTEREST-BEARING LIABILITIES

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
CURRENT
Unsecured liabilities:
—Other parties		22,758	53,758	22,758	53,758

		22,758	53,758	22,758	53,758

Secured liabilities:
Lease liabilities	25	24,258	25,014	—	—

		24,258	25,014	—	—

Total current interest-bearing liabilities		47,016	78,772	22,758	53,758

NON-CURRENT
Secured Liabilities:
Lease liabilities	25	40,656	60,101	—	—

Total non-current interest-bearing liabilities		40,656	60,101	—	—

(a) Secured Liabilities
Lease liabilities		64,914	85,115	—	—

Total secured liabilities		64,914	85,115	—	—

Lease liabilities are effectively secured as the rights to the leased assets recognised in the financial statements revert to the lessor in the event of default.

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 18    INTEREST-BEARING LIABILITIES (cont'd)

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
(b) Assets Pledged as Security
The carrying amounts of non-current assets pledged as security are:
Finance Lease
Plant and Equipment under Finance Lease	61,606	78,266	—	—

Total secured liabilities	61,606	78,266	—	—

NOTE 19    TAX LIABILITIES

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
CURRENT
Provision for income tax	340,201	(168,401)	—	—

NON-CURRENT
Deferred income tax	2,977	4,241	—	—

NOTE 20    PROVISIONS

	Consolidated Entity		Parent Entity
	2004	2003	2004	2003
	$	$	$	$
CURRENT
Employee Benefits	111,215	54,811	—	—

NON-CURRENT
Employee Benefits	7,450	—	—	—

(a) Aggregate Employee Benefits Liability	118,665	54,811	—	—

(b) Number of employees at year end	41	29	—	—

NOTE 21    CONTRIBUTED EQUITY

	Parent Entity
			Parent Entity
	Number of Shares 2004	Number of Shares 2003
			2004	2003
	$	$	$	$
Ordinary shares
Fully paid	7,232,137	7,058,824	481,126	450,120

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTE 21    CONTRIBUTED EQUITY (cont'd)

	No.	No.	No.	No.
(a) Ordinary Shares
At the beginning of the reporting period	7,058,824	7,058,824	7,058,824	7,058,824
Shares issued during the year
— conversion of convertible notes	101,313	—	101,313	—
— exercise of options	72,000	—	72,000	—

At reporting date	7,232,137	7,058,824	7,232,137	7,058,724

	$	$	$	$
At the beginning of the reporting period:	450,120	450,120	450,120	450,120
Shares issued during the year
— conversion of convertible notes	31,000	—	31,000	—
— exercise of options	6	—	6	—

At reporting date	481,126	450,120	481,126	450,120

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the company in proportion to the number of and amounts paid on the shares held.

On a show of hands every holder of ordinary shares present at a meeting in person or by proxy, is entitled to one vote, and upon a poll each share is entitled to one vote.

(b)   Options

At balance date, share options existed which if exercised would result in the issue of 1,130,823 (2003: 529,412) fully paid ordinary shares. The details of the options are as follows:

Grant Date	Date of Expiry	Exercise Price	Number Under Option
12 March 2002	31 December 2004	$0.500	72,000
12 March 2002	31 December 2004	$0.540	352,941
12 March 2002	31 December 2004	$0.773	352,941
12 March 2002	31 December 2004	$0.986	352,941

			1,130,823

NOTE 22    RESERVES AND ACCUMULATED LOSSES

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(a) Reserves
Foreign currency translation reserve		29,237	65,884	—	—
Movements during the year:
Foreign currency translation reserve
Opening balance		65,884	—	—	—
Translation adjustment on controlled entities financial statements		(36,647)	65,884	—	—

Closing balance		29,237	65,884	—	—

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES
ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 22    RESERVES AND ACCUMULATED LOSSES (cont'd)

		Consolidated Entity		Parent Entity
	Note	2004 $	2003 $	2004 $	2003 $
(b) Accumulated losses
Accumulated losses at the beginning of the financial year		(1,213,213)	(712,658)	—	—
Current year loss		925,683	(500,555)	—	—

Accumulated losses at end of financial year		(287,530)	(1,213,213)	—	—

NOTE 23    FINANCIAL INSTRUMENTS

(a)   Interest Rate Risk Exposures

        The consolidated entity's exposure to interest rate risk and the effective weighted average interest rate for each class of financial assets and financial liabilities is set out below:

30 June 2004	Note	Floating interest Rate	1 year or less	Over 1 to 5 years	More than 5 years	Non-Interest bearing	Total
Financial Assets
Cash and deposits	7	173,495	—	—	—	843	174,338
Receivables	9	—	—	—	—	2,415,664	2,415,664

		173,495	—	—	—	2,416,507	2,590,002

Weighted average interest rate		0.1%	—	—

Financial Liabilities
Trade and other creditors	16	—	—	—	—	2,755,578	2,755,578
Commercial Bills	18	—	22,758	—	—	—	22,758
Lease and hire purchase liabilities	18	—	24,258	40,656	—	—	64,914

		-	47,016	40,656	—	2,755,578	2,843,250

Weighted average interest rate		—	8.4%	7.8%

Net financial assets/(liabilities)		173,495	(47,016)	(40,656)	—	(339,071)	(253,248)

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES
ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 23    FINANCIAL INSTRUMENTS (cont'd)

30 June 2003	Note	Floating interest Rate	1 year or less	Over 1 to 5 years	More than 5 years	Non-Interest bearing	Total
Financial Assets
Cash and deposits	7	137,584	—	—	—	570	138,154
Receivables	9	—	—	—	—	619,345	619,345

		137,584	—	—	—	619,915	757,499

Weighted average interest rate		0.1%	—	—

Financial Liabilities
Trade and other creditors	16	—	—	—	—	2,005,597	2,005,597
Commercial Bills	18	—	53,758	—	—	—	53,758
Lease and hire purchase liabilities	18	—	25,014	60,101	—	—	85,115

		—	78,772	60,101	—	2,005,597	2,144,470

Weighted average interest rate		—	8.4%	7.8%

Net financial assets/(liabilities)		137,584	(78,772)	(60,101)	—	(1,385,682)	(1,386,971)

(b)   Credit Risk Exposure

        Credit risk is the risk that counter parties to a financial asset will fail to discharge their obligations, causing the consolidated entity to incur a financial loss.

On balance sheet financial instruments

        The credit risk exposure of the consolidated entity to financial assets, excluding investments in shares, which have been recognised in the Statement of Financial Position is generally the carrying amounts, net of any provisions for doubtful debts.

        The consolidated entity attempts to minimise credit risk exposure on trade debtors by undertaking transactions with a large number of customers and counter parties in various countries.

(c)   Net Fair Values of Financial Assets and Liabilities

On balance sheet financial instruments

        The carrying amounts of cash, cash equivalents and non-interest bearing monetary financial assets and liabilities (e.g. receivables, investments, accounts payable and accrued liabilities) approximate to net fair value.

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 24 RECEIVABLES AND PAYABLES DENOMINATED IN FOREIGN CURRENCIES

        The following amounts are the foreign currency receivables and payables not hedged by the use of financial instruments with the Group's bankers.

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
Amounts not effectively hedged:
Receivables
Current
United States dollar		47,216	79,051	—	—
Euros		2,597	7,635	—	—

		49,813	86,686	—	—

Payables
Current
United States dollar		799,865	261,750	—	—

		799,865	261,750	—	—

NOTE 25 CAPITAL AND LEASING COMMITMENTS

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(a) Finance Lease Commitments Payable
Not later than one year		27,864	25,045	—	—
Later than one year but not later than five years		45,844	72,733	—	—

Minimum lease payments		73,708	97,778	—	—
Less future finance charges		(8,794)	(12,663)	—	—

Total Lease Liability		64,914	85,115	—	—

Represented by:
Current liability	18	24,258	25,014	—	—
Non-current liability	18	40,656	60,101	—	—

		64,914	85,115	—	—

(b) Operating Lease Commitments
Non-cancelable operating leases contracted for but not capitalised in the financial statements:
Not later than one year		120,738	91,788	—	—
Later than one year but not later than five years		62,370	45,894	—	—
Later than five years		—	—	—	—

Commitments not capitalised in the financial statements		183,108	137,682	—	—

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 25 CAPITAL AND LEASING COMMITMENTS

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(c) Commitments in relation to operating leases contracted for at the reporting date but not recognised as liabilities, payable:
Not later than one year		75,506	—	—	—
Later than one year but not later than five years		78,789	—	—	—
Later than five years		—	—	—	—

Commitments not capitalised in the financial statements		154,295	—	—	—

NOTE 26 CONTINGENT LIABILITIES

        No contingent liabilities exist at year-end.

NOTE 27 RELATED PARTY TRANSACTIONS

DIRECTOR-RELATED TRANSACTIONS

Directors:

        The name of persons who were directors of Decide Holdings Pty Limited at any time during the financial year are:

    Paul McCarney
    Paul Ford
    Carolyn Batterton
    John Lentell
    David Turner

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(a) Transactions with Directors and Director — Related Entities
(i) Share Transactions
The aggregate number of shares and share options of Decide Holdings Pty Limited held directly, indirectly or beneficially by directors and/or director-related entities at balance date are as follows:
Ordinary Shares (No. of shares)		6,840,706	6,840,706	6,840,706	6,840,706

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 27 RELATED PARTY TRANSACTIONS (cont'd)

			Consolidated Entity		Parent Entity
		Note	2004	2003	2004	2003
			$	$	$	$
(ii)	Other Transactions with Directors and Director-Related Entities:
Transaction Type *
(i)	Consulting fees paid to Terezeal Pty Limited, a company in which Paul Ford has a controlling interest		100,000	100,000	—
	Payable outstanding at year end		61,903	30,000	—	—

(ii)	Consulting fees paid to ServiceDotCom Pty Limited, a company in which Carolyn Batterton has a controlling interest		164,811	161,767	—	—
	Payable outstanding at year end		38,351	40,313		—

(iii)	Consulting fees paid to Babela Holdings Pty Limited, a company in which David Turner and Gour Lentell have a controlling interest		200,000	200,000	—	—
	Payable outstanding at year end		62,819	76,978	—	—

(iv)	Accrued salaries payable to Paul McCarney		22,494	—	—	—

Aggregate amounts payable to directors and their director-related entities at balance date, excluding loans:
Current liabilities			185,567	147,291	—	—

        *These transactions occur within a normal employee, customer or supplier relationship on terms no more favourable than those with which it is reasonable to expect the economic entity would have adopted if dealing with a Director or Director-related entity at arms length in similar circumstances.

WHOLLY-OWNED GROUP

        The ultimate and Australian parent entity in the wholly owned group is Decide Holdings Pty Limited.

        Details of the percentage equity interest held in each related party, directly or indirectly, in the form of wholly-owned controlled entities are set out in Note 12: Investments in Controlled Entities.

LOANS

        Loans between entities in the wholly owned group are not interest bearing and are repayable at call.

		Consolidated Entity		Parent Entity
	Note	2004	2003	2004	2003
		$	$	$	$
(b) Other transactions
Other transactions with entities in the wholly owned group during the financial year were as follows:
Receivable — wholly owned companies		—	—	60,441	59,005

Payable — wholly owned companies		—	—	107	107

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 28    SEGMENT REPORTING

	AUSTRALIA		UNITED KINGDOM		AMERICA		TOTAL
Primary reporting geographical segment
	2004	2003	2004	2003	2004	2003	2004	2003
(a) REVENUE
External sales	6,044,305	5,687,910	3,439,730	760,947	2,079,339	—	11,563,374	6,448,857
Total segment revenue	6,044,305	5,687,910	3,439,730	760,947	2,079,339	—	11,563,374	6,448,857
Unallocated Revenue	—	—	—	—	—	—	—	—

Total revenue from ordinary activities	6,044,305	5,687,910	3,439,730	760,947	2,079,339	—	11,563,374	6,448,857

	AUSTRALIA		UNITED KINGDOM		AMERICA		TOTAL
	2004	2003	2004	2003	2004	2003	2004	2003
(b) RESULT
Segment result	493,810	167,304	794,318	(737,145)	56,782	—	1,344,910	(569,841)
Unallocated revenue net of unallocated expenses	—	—	—	—	—	—	—	—
Profit/(Loss) from ordinary activities before income tax	493,810	167,304	794,318	(737,145)	56,782	—	1,344,910	(569,841)

Income tax benefit/(expense)	(163,897)	(141,857)	(238,295)	211,143	(17,035)	—	(419,227)	69,286

Net Profit/(Loss)	331,223	25,447	556,023	(526,002)	39,747	—	925,683	(500,555)

Depreciation and Amortisation Expense	329,913	206,870	1,827	—	38,437	—	375,880	206,870

(c) ASSETS
Segment assets	2,202,124	1,775,326	1,067,085	53,330	731,243	—	4,000,452	1,828,656
Unallocated assets	—	—	—	—	—	—	—	—

Total assets	2,202,124	1,775,326	1,067,085	53,330	731,243	—	4,000,452	1,828,656

Primary reporting—geographical segment
(d) LIABILITIES
Segment Liabilities	2,038,762	2,255,740	1,065,091	270,125	673,766	—	3,777,619	2,525,865
Unallocated Liabilities	—	—	—	—	—	—	—	—

Total Liabilities	2,038,762	2,255,740	1,065,091	270,125	673,766	—	3,777,619	2,525,865

        Unallocated revenue, assets and liabilities represent segments, which are less than 10% of total revenue from ordinary activities.

(e)    Secondary Reporting—Business Segment

        The group operates predominantly in the area of Internet advertising.

DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTES TO AND FORMING PART OF THE ACCOUNTS FOR THE YEAR ENDED 30 JUNE 2004 (cont'd)

NOTE 29    EVENTS SUBSEQUENT TO REPORTING DATE

        Since the end of the financial year the parent entity, Decide Holdings Pty Limited has held discussions with a number of parties in the United States of America concerning a take-over of the company. These discussions are in the initial stages and no agreements have been finalised as at the date of this report.

NOTE 30    ADDITIONAL DISCLOSURES

        Decide Holdings Pty Limited is a company limited by shares incorporated and domiciled in Australia.

Address of Registered office

Level 19
2 Market Street
Sydney, NSW 2000

Principal place of business

Level 2
115 Military Road
Neutral Bay, NSW 2089

[BDO LETTERHEAD]

US GAAP RECONCILIATION REPORT

        On the basis of information provided by the directors of Decide Holdings Pty Limited ("our client") and from our understanding of the company's accounting policies, we have prepared the Statement of Financial Performance and Position US GAAP reconciliations ("the reconciliations") for the year ended 30 June 2004. As such our work cannot be regarded as an audit of this reconciliation.

        The directors are responsible for the information contained in the reconciliations and have determined that they are appropriate to meet the needs of the members.

        Our procedures have been limited to the identification, measurement and classification of the US GAAP reconciliation adjustments considered appropriate to Decide Holdings Pty Limited.

        Neither the firm nor any member or employee of our firm undertakes any responsibility or accepts liability in any way whatsoever to any person other than Decide Holdings Pty Limited in respect of the US GAAP adjusted Statements of Financial Performance and Position including any errors or omissions however caused.

/s/ BDO BDO Chartered Accountants
/s/ I K FERGUSSON I K FERGUSSON Partner
Signed in Sydney, this 13th day of August 2004

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTE 31    RECONCILIATION TO US GAAP

The following adjustments are required to reconcile the financial statements with US GAAP:

1.
Goodwill and other intangible assets—FAS 142—provides that goodwill is not to be amortized but shall be tested for impairment on an annual basis. Impairment is to be measured in relation top the fair value of the reporting unit.

  In relation to the 2002 - 2004 financial years the goodwill in Decide Holdings relating to it's acquisition of Babela, has been amortised on a straight line basis over a period of 10 years. For US GAAP adjustment purposes an adjustment has been made to write back this amortisation.

  Due to Babela being the holder of the DNA software tool which generates the Groups significant revenue there does not appear to be an impairment of this balance in either the 2003 and 2004 financial years

2.
Accounting for Income Tax—FAS 109—Requires recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognised in the entity's financial statements.

  The recognition criteria for deferred tax assets and liabilities under FAS 109 are less onerous than those required by AUS GAAP. The recognition criteria for deferred tax assets and liabilities requires that the entity determine either taxable or deductible temporary differences relating to the entity and if necessary reduce deferred tax asset balances by a valuation allowance if, based on the weight of available evidence it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be recognized.

  During the 2003 financial year $88k worth of tax losses were not recognised as FITB's as under Australian GAAP, a conservative approach has been adopted to only recognise FITB's to the extent of the 2004 profit of $1.3M. Given the recognition criteria under US GAAP there is reasonable expectation given the significant upturn in results over 2004 that the remaining losses not recognized will be recouped. Given this, the deferred tax balances have been adjusted.

  The above adjustments have been reflected in the adjusted consolidated Statements of Financial Performance and Position as follows:

CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE FOR THE YEAR ENDED 30 JUNE 2004
(ADJUSTED FOR US GAAP)

	Aust Consol $	2004 US GAAP Adjustments $	US GAAP Consol $	Aust Consol $	2003 US GAAP Adjustments $	US GAAP Consol $
Revenue from ordinary activities	11,710,331	—	11,710,331	6,448,857	—	6,448,857
Employee benefit expense	(2,753,739)	—	(2,753,739)	(2,395,122)	—	(2,395,122)
Cost of sales	(5,687,625)	—	(5,687,625)	(2,708,403)	—	(2,708,403)
Depreciation amortisation expense	(375,880)	33,828	(342,052)	(206,870)	33,828	(173,042)
Borrowing cost expense	(25,906)	—	(25,906)	(40,275)	—	(40,275)
Bad debts expense	(87,354)	—	(87,354)	(233,950)	—	(233,950)
Occupancy costs	(430,898)	—	(430,898)	(304,598)	—	(304,598)
Commission and consultancy costs	(270,839)	—	(270,839)	(604,883)	—	(604,883)
Travel expenses	(293,568)	—	(293,568)	(229,952)	—	(229,952)
Other expenses from ordinary activities	(432,192)	—	(432,192)	(259,421)	—	(259,421)

Profit/(loss) from ordinary activities before income tax expense	1,344,910	33,828	1,378,738	(569,841)	33,828	(536,013)
Income tax (expense)/benefit	(419,227)	—	(419,227)	69,286	88,400	157,686

Profit/(loss) from ordinary activities after income tax expense	925,683	33,828	959,511	(500,555)	122,228	378,327

Net Profit/(loss)	925,683	33,828	959,511	(500,555)	122,228	378,327

DECIDE HOLDINGS PTY LIMITED & ITS CONTROLLED ENTITIES ACN: 091 850 225

NOTE 31    US GAAP ADJUSTMENTS

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS AT 30 JUNE 2004 (ADJUSTED FOR US GAAP)

	Aust Consol $	2004 US GAAP Adjustments $	US GAAP Consol $	Aust Consol $	2003 US GAAP Adjustments $	US GAAP Consol $
CURRENT ASSETS
Cash assets	174,338	—	174,338	138,154	—	138,154
Receivables	2,415,664	—	2,415,664	619,345	—	619,345
Other	104,325	—	104,325	35,120	—	35,120

TOTAL CURRENT ASSETS	2,694,327	—	2,694,327	792,619	—	792,619

NON-CURRENT ASSETS
Other financial assets	—	—	—	—	—	—
Property, plant & equipment	813,460	—	813,460	579,196	—	579,196
Tax assets	251,778	—	251,778	163,667	—	163,667
Intangible assets	259,346	78,932	338,278	293,174	45,109	338,283

TOTAL NON-CURRENT ASSETS	1,324,584	78,932	1,403,516	1,036,037	45,109	1,081,146

TOTAL ASSETS	4,018,911	78,932	4,097,843	1,828,656	45,109	1,873,765

CURRENT LIABILITIES
Payables	2,755,578	—	2,755,578	2,005,597	—	2,005,597
Deferred Revenue	490,985	—	490,985	490,744	—	490,744
Interest-bearing liabilities	47,016	—	47,016	78,772	—	78,772
Tax liabilities	340,201	—	340,201	(168,401)	(88,400)	(256,801)
Provisions	111,215	—	111,215	54,811	—	54,811

TOTAL CURRENT LIABILITIES	3,744,995	—	3,744,995	2,461,523	(88,400)	2,373,123

NON-CURRENT LIABILITIES
Interest-bearing liabilities	40,656	—	40,656	60,101	—	60,101
Tax liabilities	2,977	—	2,977	4,241	—	4,241
Provisions	7,450	—	7,450	—	—	—

TOTAL NON-CURRENT LIABILITIES	51,083	—	51,083	64,342	—	64,342

TOTAL LIABILITIES	3,796,078	—	3,796,078	2,525,865	(88,400)	2,437,465

NET ASSETS	222,833	78,932	301,765	(697,209)	133,509	(563,700)

EQUITY
Contributed equity	481,126	—	481,126	450,120	—	450,120
Reserves	29,237	—	29,237	65,884	—	65,884
Retained profits	(287,530)	78,932	(208,598)	(1,213,213)	133,509	(1,079,704)

TOTAL EQUITY	222,833	78,932	301,765	(697,209)	133,509	(563,700)

QuickLinks

  Exhibit 99.2
INDEPENDENT AUDIT REPORT TO THE MEMBERS OF DECIDE HOLDINGS PTY LIMITED AND ITS CONTROLLED ENTITIES
US GAAP RECONCILIATION REPORT